UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 7, 2010

Gentiva Health Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15669	36-4335801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400 Atlanta, Georgia	30339-3314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 951-6450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On July 7, 2010, Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”), and Odyssey HealthCare, Inc., a Delaware corporation (“Odyssey”), issued a joint press release announcing the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 for Gentiva’s previously announced acquisition of Odyssey. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 8.01.

Additional Information and Where to Find It

Odyssey has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and other relevant materials in connection with the transaction. A definitive proxy statement will be filed with the SEC and sent or given to the stockholders of Odyssey. Before making any voting or investment decision with respect to the transaction, investors and stockholders of Odyssey are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Odyssey with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, or from Odyssey by directing a request to Odyssey’s Investor Relations Department at toll free phone number 888-922-9711, email address InvestorRelations@odsyhealth.com or through the Odyssey web site www.odsyhealth.com under “Investor Relations— InfoRequest.”

Participants in the Solicitation

Odyssey and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Odyssey stockholders in connection with the transaction. Information about Odyssey’s directors and executive officers is set forth in Odyssey’s proxy statement on Schedule 14A filed with the SEC on April 5, 2010 and Odyssey’s Annual Report on Form 10-K filed with the SEC on March 10, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the definitive proxy statement that Odyssey intends to file with the SEC.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.

Date: July 7, 2010	By:	/S/ JOHN N. CAMPERLENGO
John N. Camperlengo
Senior Vice President, General Counsel
Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 7, 2010